Exhibit 99.2

[LOGO OF MICROMUSE NETCOOL SOLUTIONS]

Public Relations contact:

Nicole Fortenberry

Director, Public Relations

(212) 895-8732

nicole.fortenberry@micromuse.com

AUGUST 20, 2003

MICROMUSE NAMES CRAIG FARRELL, PH.D., CHIEF TECHNOLOGY OFFICER

SAN FRANCISCO—Micromuse Inc. (Nasdaq: MUSE), the leading provider of business and service assurance software, has named Craig Farrell, Ph.D., as Chief Technology Officer (CTO), effective immediately. In the role of CTO, Dr. Farrell will direct the company’s technical vision and strategy. He will be based at Micromuse’s global headquarters in San Francisco, California and will report to Lloyd Carney, Micromuse’s Chairman and CEO.

“Craig’s excellent knowledge and understanding of complex infrastructures and his vast expertise in application, system, and network management make him a tremendous asset to Micromuse,” said Lloyd Carney. “As a member of our executive management team, he will be responsible for delivering innovative solutions for realtime IT infrastructure management that reinforce and expand Micromuse’s market leadership in the software industry.”

Dr. Farrell, who has more than 18 years’ experience developing IT application, system, and network management software, joins Micromuse with the company’s acquisition of NETWORK HARMONi, Inc. (editors note: see related press release dated August 20, 2003). At NETWORK HARMONi, Dr. Farrell served as CTO beginning in 1996 and became president and CEO in 2001. He also co-founded NDG Software, the software utilities company that eventually became NETWORK HARMONi.

Dr. Farrell has also served on the faculty of the Department of Computer Science at Curtin University in Perth, Australia, and was an adjunct fellow at the Australian Telecommunications Research Institute. He received a BSc (Hons) in Computer Science from the University of Western Australia, and a Ph.D. in computer science from Curtin University.

“As NETWORK HARMONi’s Chief Technology Officer, and later as President and CEO, I focused on delivering the world’s best agent technology for IT applications and systems management,” said Dr. Farrell, commenting on today’s announcement. “In my new role as Chief Technology Officer of Micromuse, I will strive to ensure that Micromuse’s technology vision is always firmly grounded in customers’ real-world challenges and requirements.”

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include AT&T, BT, Cable & Wireless, Charles Schwab, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107. Tel: (415) 538-9090. The Web site is at www.micromuse.com

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand, the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel), the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets, the risks associated with competition, the risks associated with international sales as the Company expands its markets, and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site.